Exhibit 19.1

WIPRO LIMITED

CONSOLIDATED BALANCE SHEET

(Rs. in ‘000s)

		As of September 30,		As of March 31,

	Schedule	2003	2002	2003

SOURCES OF FUNDS
Shareholders’ Funds
Share Capital	1	465,133	464,992	465,128
Share application money pending allotment		—	6,516	1,222
Reserves and Surplus	2	38,602,239	29,937,420	34,307,985

		39,067,372	30,408,928	34,774,335

Loan Funds
Secured loans	3	424,765	510,115	525,562
Unsecured loans	4	94,243	61,197	65,449
Minority Interest		93,223	111,120	2,229

		612,231	682,432	593,240

Total		39,679,603	31,091,360	35,367,575

APPLICATION OF FUNDS
Fixed Assets
Goodwill (refer note 1)		5,324,431	3,727,397	5,007,243
Gross block	5	14,080,996	11,170,553	12,853,110
Less : Depreciation		6,604,112	5,624,541	6,330,715

Net Block		12,801,315	9,273,409	11,529,638
Capital work-in-progress and advances		998,243	1,358,835	1,011,471

		13,799,558	10,632,244	12,541,109

Investments	6	15,757,544	7,503,315	8,396,102
Deferred Tax Assets (refer note 7)		465,909	440,609	465,909
Current assets, loans and advances
Inventories	7	1,241,909	897,648	1,010,527
Sundry Debtors	8	8,824,500	7,687,792	8,602,642
Cash and Bank balances	9	2,198,493	5,028,701	4,210,079
Loans and advances	10	5,398,642	5,371,507	7,257,622

		17,663,544	18,985,648	21,080,870

Current liabilities and provisions
Liabilities	11	7,314,733	5,945,937	6,333,268
Provisions	12	693,194	525,576	784,124

		8,007,927	6,471,513	7,117,392

Net Current Assets		9,655,617	12,514,135	13,963,478

Miscellaneous expenditure (to the extent not written off or adjusted)		975	1,057	977

Total		39,679,603	31,091,360	35,367,575

Significant accounting policies and notes to accounts	19

As per our report attached	For and on behalf of the Board of Directors

For N.M. Raiji & Co.,
Chartered Accountants

	Azim Hasham Premji	N. Vaghul	P. M. Sinha
	Chairman and Managing Director	Director	Director

J.M. Gandhi
Partner		V. Ramachandran
	Suresh C. Senapaty	Company Secretary
Corporate Executive Vice President – Finance
Mumbai, October 17, 2003		Bangalore, October 17, 2003

WIPRO LIMITED

CONSOLIDATED PROFIT AND LOSS ACCOUNT

(Rs. in ’000s)

		Six months ended September 30,		Year ended March 31

	Schedule	2003	2002	2003

INCOME
Gross Sales and Services		26,114,435	19,922,992	43,572,657
Less: Excise Duty		603,126	351,397	707,169

Net Sales and Services		25,511,309	19,571,595	42,865,488

Other Income	13	580,312	671,501	1,181,962

		26,091,621	20,243,096	44,047,450

EXPENDITURE
Cost of goods sold	14	16,732,630	12,470,886	27,438,729
Selling, general and administrative expenses	15	4,330,277	3,040,998	6,442,577
Interest	16	11,378	13,962	30,245

		21,074,285	15,525,846	33,911,551

PROFIT BEFORE TAXATION:
Continuing Operations		5,017,336	4,885,606	10,317,484
Discontinuing Operations		—	(168,356)	(181,585)

Total		5,017,336	4,717,250	10,135,899

PROVISION FOR TAXATION: (Refer note 8)
Continuing Operations		592,157	610,812	1,342,752
Discontinuing Operations		—	(61,871)	(66,733)

Total		592,157	548,941	1,276,019

PROFIT FOR THE PERIOD BEFORE EXTRAORDINARY ITEMS:
Continuing Operations		4,425,179	4,274,794	8,974,732
Discontinuing Operations		—	(106,485)	(114,852)

Total		4,425,179	4,168,309	8,859,880

Loss on discontinuance of ISP business	18	—	(383,144)	(352,195)
Tax benefit on above		—	94,364	89,503

Net loss on discontinuance of ISP business		—	(288,780)	(262,692)

PROFIT FOR THE PERIOD BEFORE MINORITY INTEREST / EQUITY IN EARNINGS OF AFFILIATES:		4,425,179	3,879,529	8,597,188

Minority Interest		(14,477)	(23,591)	(36,908)
Equity in earnings / (losses) of affiliates		(47,941)	(210,933)	(355,260)

PROFIT FOR THE PERIOD		4,362,761	3,645,005	8,205,020

Appropriations
Proposed Dividend on equity shares		—	—	232,564
Tax on distribution of Dividend		—	—	29,797

Transfer to balance sheet		4,362,761	3,645,005	7,942,659

Earnings per share (in Rs.)
Basic
On profit for the period from continuing operations		19.14	18.49	38.83
On losses of discontinued ISP business		—	(0.46)	(0.50)
On extraordinary items		—	(1.25)	(1.14)
On equity in earnings of affiliates / minority interest		(0.27)	(1.01)	(1.70)
On profit for the period		18.87	15.77	35.49
Diluted
On profit for the period from continuing operations		19.14	18.46	38.75
On losses of discontinued ISP business		—	(0.46)	(0.50)
On extraordinary items		—	(1.25)	(1.13)
On equity in earnings of affiliates / minority interest		(0.27)	(1.01)	(1.69)
On profit for the period		18.87	15.74	35.43
Number of shares
Basic		231,260,944	231,171,372	231,204,325
Diluted		231,277,644	231,526,775	231,572,448
Significant accounting policies and notes to accounts	19

As per our report attached	For and on behalf of the Board of Directors

For N.M. Raiji & Co.,
Chartered Accountants

	Azim Hasham Premji	N. Vaghul	P. M. Sinha
	Chairman and Managing Director	Director	Director

J.M. Gandhi
Partner	Suresh C. Senapaty	V. Ramachandran
	Corporate Executive Vice President - Finance	Company Secretary

Mumbai, October 17, 2003		Bangalore, October 17, 2003

WIPRO LIMITED

(Rs. in ’000s, except share numbers)

SCHEDULE 1 : SHARE CAPITAL

	As of September 30,		As of March 31,

	2003	2002	2003

Authorised
375,000,000 (2003: 375,000,000; 2002: 375,000,000) Equity shares of Rs 2 each	750,000	750,000	750,000
2,500,000 (2003: 2,500,000; 2002: 2,500,000) 10.25 % Redeemable Cumulative Preference Shares of Rs.100 each	250,000	250,000	250,000

	1,000,000	1,000,000	1,000,000

Issued, subscribed and paid-up
232,567,137 (2003: 232,563,992; 2002: 232,496,246) equity shares of Rs 2 each	465,133	464,992	465,128

	465,133	464,992	465,128

Notes:

1. Of the above equity shares:

a.	226,905,825 equity shares (2003: 226,905,825; 2002: 226,905,825) have been allotted as fully paid bonus shares by capitalization of Share Premium of Rs. 32,639 and General Reserves of Rs. 421,173.

b.	1,325,525 equity shares (2003: 1,325,525; 2002: 1,325,525) have been allotted as fully paid-up, pursuant to a scheme of amalgamation, without payment being received in cash.

c.	3,162,500 shares representing 3,162,500 American Depository Receipts issued during 2000-2001 pursuant to American Depository offering by the Company.

d.	248,287 (2003: 245,142; 2002: 177,396) equity shares issued pursuant to Employee Stock Option Plan.

SCHEDULE 2 : RESERVES AND SURPLUS

	As of April				As of Sept
	1, 2003	Additions		Deductions	30, 2003

Capital Reserves	9,500			—	9,500
	9,500	—		—	9,500
	9,500	—		—	9,500

Capital Redemption Reserve	250,038	—		—	250,038
	250,038				250,038
	250,038	—		—	250,038

Share Premium	6,492,847	3,409	(a)	—	6,496,256
	6,386,235	33,133			6,419,368
	6,386,235	106,612		—	6,492,847

Translation Reserve	(568)	(67,515	) (b)	—	(68,083)
	—	—		—	—
	—	(568)		—	(568)

Deferred Stock Compensation	4,401	—		4,401	—
	—	—		—	—
	—	4,401		—	4,401

Profit & Loss account		4,362,761			4,362,761
		3,684,605			3,684,605

General Reserve	27,551,767	—		—	27,551,767
	18,814,390	794,718			23,254,113
	18,814,390	8,737,377	(c)	—	27,551,767

	34,307,985	4,298,655		4,401	38,602,239
	25,460,163	4,477,257		—	29,937,420
	25,460,163	8,848,390		—	34,307,985

Corresponding figures for 2003 and 2002 are given below current year’s figures

a) Rs. 3,409 (2003: 106,612; 2002: 33,133) pursuant to issue of shares under Employee Stock Option Plan.

b) Translation reserves arising on account of translation of assets and liabilities of foreign subsidiaries which are considered as non - integral operations.

c) Additions to General Reserves includes:

	September 30, 2003	September 30, 2002	March 31, 2003

Transfer from profit and loss account	—	—	7,942,659
Equity in earnings of affiliates as of March 31, 2002:
Wipro GE medicals systems Ltd.	—	771,849	771,849
WeP Peripherals Ltd.	—	22,869	22,869

Total	—	794,718	8,737,377

WIPRO LIMITED

(Rs. In 000s)

SCHEDULE 3 : SECURED LOANS

		As of September 30,		As of March 31,
	Note
	Reference	2003	2002	2003

From Banks
Cash credit facility	a	394,890	460,240	495,687
From Financial Institutions
Asset Credit Scheme	b	28,200	48,200	28,200
Development loan from Government of Karnataka	c	1,675	1,675	1,675

		424,765	510,115	525,562

Notes:

a.	Secured by hypothecation of stock-in trade, book debts, stores and spares and secured / to be secured by a second mortgage over certain immovable properties.

b.	Secured by hypothecation of specific machinery / assets.

c.	Secured by a pari-passu second mortgage over immovable properties at Mysore and hypothecation of movable properties other than inventories, book debts and specific equipments referred to in ‘Note a’ above.

SCHEDULE 4 : UNSECURED LOANS

	As of September 30,		As of March 31,

	2003	2002	2003

Interest free loan from Government	92,993	59,947	64,199
Loans from state financial institutions	1,250	1,250	1,250

	94,243	61,197	65,449

WIPRO LIMITED

(Rs. in 000s)

SCHEDULE 5: FIXED ASSETS

	GROSS BLOCK

				As of
	As of		Deductions /	September 30,
Particulars	April 1, 2003	Additions	adjustments	2003

Land	744,874	—	—	744,874
Buildings	2,123,840	527,856	—	2,651,696
Plant & Machinery	7,834,182	1,012,554	665,241	8,181,495
Furniture, Fixture and Equipments	1,571,088	200,660	1,405	1,770,343
Vehicles	566,714	118,218	16,446	668,486
Technical know-how	10,378	—	—	10,378
Patents and trade marks	2,034	51,691	—	53,724

	12,853,110	1,910,978	683,092	14,080,996

[Additional columns below]

[Continued from above table, first column(s) repeated]

	PROVISION FOR DEPRECIATION				NET BLOCK

				As of	As of	As of
	As of April 1,	Depreciation for	Deductions /	September 30,	September 30,	March 31,
Particulars	2003	the period	adjustments	2003	2003	2003

Land	9,047	1,769	—	10,816	734,058	735,827
Buildings	173,707	42,461	—	216,168	2,435,528	1,950,133
Plant & Machinery	5,055,829	644,964	559,816	5,140,977	3,040,518	2,778,353
Furniture, Fixture and Equipments	820,979	128,019	33,369	915,629	854,714	750,108
Vehicles	259,616	62,729	16,326	306,019	362,467	307,099
Technical know-how	10,378	—	—	10,378	—	—
Patents and trade marks	1,159	2,966	—	4,125	49,599	875

	6,330,715	882,908	609,511	6,604,112	7,476,885	6,522,395

a.	Land includes leasehold land Rs. 9,978 (2003: 9,978; 2002: 9,978)

b.	Buildings

i)	include shares worth Rs. 2 (2003: Rs. 2; 2002: Rs. 2)

ii)	include leasehold land / property Rs. 4,241 (2003: 4,241; 2002: Rs. 4,241) and

iii)	is net of depreciation during construction period.

WIPRO LIMITED	(Rs. in ‘000s)

SCHEDULE 6 : INVESTMENTS

(Rs. In 000s except share numbers and face value)	As of September 30,			As of March 31,

All shares are fully paid up unless otherwise stated	Number	2003	2002	2003

Investments - Long Term (at cost)
Investment in Affiliates
Wipro GE Medical Systems Ltd #		344,267	559,671	400,599
WeP Peripherals Ltd		136,908	118,715	133,460

		481,175	678,386	534,059

Investments in equity shares of other companies
Quoted		121	208	208
- Unquoted		458	486	477
Other Investments (unquoted)		6	50,460	47,958
Investments in Short Term and money market mutual funds
Alliance Capital Mutual Fund		—	261,590	—
Pioneer ITI Mutual Fund		—	511,580	741,000
Prudential ICICI Mutual Fund (77,524,134 units redeemed during the year)	227,635,303	2,556,123	1,377,660	1,458,900
HDFC Mutual Fund (47,355,903 units redeemed during the year)	154,570,034	1,711,481	1,574,825	1,424,000
Standard Chartered Mutual Fund (22,569,142 units redeemed during the year)	181,206,478	1,884,177	647,630	1,007,400
Reliance Mutual Fund (16,765,754 units redeemed during the year)	85,493,959	1,023,744	675,740	626,100
Zurich India Mutual Fund (21,642,578 units redeemed during the year)	43,520,989	455,774	1,012,500	515,900
Franklin Templeton India Mutual Fund	12,991,004	1,722,237	221,570	252,800
Kotak Mutual Fund	113,693,531	1,143,373	145,350	541,500
J M Mutual Fund	20,107,114	871,423	—	361,300
DSP Merrill Lynch Mutual Fund	87,268,693	260255	—	182,500
SBI Insta Cash	19,613,007	206,266	—	63,000
Birla Mutual Fund (2860412 units redeemed during the year)	115,405,832	1,222,897	345,330	639,000
IL & FS Mutual Fund	45,284,426	452,844	—	—
H S B C Mutual Fund	47,050,674	479,290	—	—
Deutsche Mutual Fund	50,215,233	511,252	—	—
ING Mutual Fund	26,296,608	282,944	—	—
Sundaram Mutual Fund	25,972,840	205,300	—	—
Tata Mutual Fund	21,314,782	237,675	—	—
HSBC Cash Fund	4,823,522	48,729

		15,275,784	6,773,775	7,813,400

Total		15,757,544	7,503,315	8,396,102

# Equity investments in this company carry certain restrictions on transfer of shares that is normally provided for in joint venture Agreement.

WIPRO LIMITED

(Rs. in ’000s)

SCHEDULE 7 : INVENTORIES

	As of September 30,		As of March 31,

	2003	2002	2003

Stores and Spares	32,239	34,485	25,952
Raw Materials	411,069	356,960	398,216
Stock-in-process	144,250	137,569	119,028
Finished goods	654,351	368,634	467,331

	1,241,909	897,648	1,010,527

Basis of stock valuation : a) Raw materials, stock-in-process and stores and spares at or below cost. b) Finished products at cost or net realisable value, whichever is lower.

SCHEDULE 8 : SUNDRY DEBTORS (Unsecured)

Over Six Months
Considered good	683,132	669,742	694,372
Considered doubtful	752,516	570,298	643,921

	1,435,648	1,240,040	1,338,293

Others
Considered good	8,141,368	7,018,050	7,908,270
Considered doubtful	—	375	17,648

	8,141,368	7,018,425	7,925,918

Less: Provision for doubtful debts	752,516	570,673	661,569

	8,824,500	7,687,792	8,602,642

SCHEDULE 9 : CASH AND BANK BALANCES

Cash and Cheques on Hand	267,360	234,147	498,387
Balances with scheduled banks
On Current account	849,536	926,751	169,506
In Deposit account	107,931	1,142,806	1,468,034
Balances with other banks in current account
Midland Bank, U K	117,314	105,908	428,915
Wells Fargo, U S A	711,406	282,563	1,575,159
Societe General		145,140	—
Bank of America	121,561	52,785	44,068
Standard Chartered Bank	4,442	339	312
Shanghai C&S Bank	—	760	1,181
Danske Bank	—	299,569
National City Bank	—	628,940
FCC National bank	1918
Bank of Scotland	—	145,140
Suntrust bank	—	483,800
South trust Bank	—	512,538	2,800
Hong Kong & Shanghai Bank	17,002	6,306	13,462
Bank of Tokyo	—	61,184	8,230
Great Western Bank	23	25	25

	2,198,493	5,028,701	4,210,079

Maximum balances during the year
Midland Bank, U K			780,682
Wells Fargo, U S A			2,396,512
Nations Bank			97,627
Deutsche Bank			487,942
Societe General			460,378
Bank of America			97,397
Standard Chartered Bank			5,276
Shanghai C&S Bank			3,655
South trust Bank			2,800
Hong Kong & Shanghai Bank			13,462
Bank of Tokyo			8,230
First Chicago			979
Citibank			1,949
FCC National Bank			976
Chase Manhattan			1,025
Great Western Bank			25

WIPRO LIMITED

(Rs. in ’000s)

SCHEDULE 10 : LOANS AND ADVANCES
(Unsecured, considered good unless otherwise stated)

	As of September 30,		As of March 31,

	2003	2002	2003

Advances recoverable in cash or in kind or for value to be received
Considered good	1,787,066	1,202,359	1,726,893
Considered doubtful	76,847	70,596	72,694

	1,863,913	1,272,955	1,799,586

Less: Provision for doubtful advances	76,847	70,596	72,694

	1,787,066	1,202,359	1,726,893

Certificate of deposits with foreign banks	—	1,317,032	2,463,056
Inter Corporate Deposits:
GE Capital Services India	25,411	570,540	258,803
Citicorp Financial services Limited	—	35,335	27,000

	25,411	605,875	285,803

Other Deposits (Refer Note a.)	660,438	600,099	637,206
Advance income-tax (net of provision)	753,941	505,685	747,021
Balances with excise and customs	15,279	8,207	16,699
Unbilled Services	2,156,508	1,132,250	1,380,944

	5,398,642	5,371,507	7,257,622

Note: a. Other Deposits include Rs 25,000 (2002: Rs. 25,000) security deposits for premises with a firm in which a director is Interested

SCHEDULE 11 : LIABILTIES

Sundry Creditors	2,208,443	2,229,974	2,295,755
Unclaimed dividends	1,491	1,588	1,588
Advances from customers	745,640	795,051	755,942
Other liabilities	3,960,689	2,658,735	2,919,905
Unbilled Services	398,470	260,307	359,902
Interest accrued but not due on loans	—	282	176

	7,314,733	5,945,937	6,333,268

SCHEDULE 12 : PROVISIONS

Employee retirement benefits	693,194	525,576	521,763
Proposed dividend		—	232,564
Tax on proposed dividend		—	29,797

	693,194	525,576	784,124

WIPRO LIMITED

(Rs. in ’000s)

SCHEDULE 13 : OTHER INCOME

	Six months ended September 30,		Year ended March 31,

	2003	2002	2003

Dividend from mutual funds	363,354	20,737	26,560
Interest on debt instruments	17,587	126,262	172,603
Interest on Income tax refund	—	—	54,120
Rental Income	20,744	12,772	25,266
Profit on Sale of Investments	(25,357)	174,102	410,360
Profit on disposal of fixed assets	—	2,819	7,243
Difference in exchange	148,985	243,035	297,085
Brand fees	22,040	26,508	53,016
Royalty	—	5,000	19,000
Provision no longer required written back	942	21,494	69,687
Miscellaneous Income	32,017	38,772	47,022

	580,312	671,501	1,181,962

Notes: Tax deducted at source Rs. 7724 (2003: 119,430; 2002: Rs. 49,282)

SCHEDULE 14 : COST OF GOODS SOLD

Raw materials, Finished and Process Stocks (Refer schedule 17)	3,509,847	3,867,118	7,767,033
Stores & Spares	92,073	83,179	172,383
Power and Fuel	223,632	171,533	336,840
Salaries, wages and bonus	3,368,079	2,099,490	5,288,348
Contribution to provident and other funds	129,627	82,572	191,756
Gratuity and pension	125,359	95,113	173,594
Workmen and Staff welfare	111,891	59,930	148,538
Insurance	20,651	11,449	25,423
Repairs to factory buildings	3,869	4,798	11,986
Repairs to Plant & Machinery	173,953	180,954	421,170
Rent	127,984	98,956	217,650
Rates & Taxes	(801)	16,463	30,746
Packing	37,983	44,216	82,661
Travelling and allowances	5,669,785	3,906,935	8,472,040
Depreciation	712,382	504,501	1,180,833
Technical fees	161,559	80,991	207,290
Miscellaneous	2,351,969	1,233,057	2,866,433
Less: Capitalized	(87,214)	(70,369)	(155,995)

	16,732,630	12,470,886	27,438,729

SCHEDULE 15 : SELLING GENERAL AND ADMINISTRATIVE EXPENSES

Salaries, wages and bonus	837,731	597,775	1,294,086
Contribution to provident and other funds	23,998	19,188	38,629
Gratuity and pension	32,668	27,989	38,876
Workmen and Staff welfare	86,174	56,800	146,407
Insurance	5,488	2,979	10,385
Repairs to buildings	3,017	6,469	3,943
Rent	60,585	70,904	128,248
Rates and taxes	28,236	36,462	66,624
Carriage and freight	66,559	53,653	116,466
Commission on sales	41,525	25,336	67,756
Auditors’ remuneration and expenses
Audit fees	3,326	1,669	6,567
For certification including tax audit	438	—	1,410
Reimbursement of expenses	370	122	505
Advertisement and sales promotion	276,344	184,382	405,804
Loss on sale of fixed assets	6,220	2,392	6,470
Directors’ fees	110	40	128
Depreciation	170,525	189,083	391,417
Travelling and allowances	1,692,714	1,113,188	2,554,828
Communication	69,892	131,958	221,399
Provision/write off of bad debts	125,597	102,120	180,046
Miscellaneous	798,759	418,489	762,583

	4,330,277	3,040,998	6,442,577

WIPRO LIMITED

(Rs. in 000s)

SCHEDULE 16 : INTEREST

		Six months ended September 30,		Year ended March 31,

		2003	2002	2003

On fixed loans		1,940	3,425	6,022
Others		9,438	10,537	24,223

		11,378	13,962	30,245

SCHEDULE 17 : RAW MATERIALS, FINISHED AND PROCESS STOCKS Consumption of Raw Materials and Bought Out Components

Opening stocks		398,216	439,930	439,930
Add: Purchases		2,311,576	2,154,470	4,688,657
Less: Closing stocks		411,069	356,960	398,216

		2,298,723	2,237,440	4,730,371

Purchase of Finished Products for sale		1,423,366	1,685,724	3,172,864

(Increase) / Decrease in Finished and Process Stocks

Opening stock	: In process	119,028	84,722	84,722
	: Finished Products	467,331	365,435	365,435
Less: Closing stocks	: In process	144,250	137,569	119,028
	: Finished Products	654,351	368,634	467,331

		(212,242)	(56,046)	(136,202)

		3,509,847	3,867,118	7,767,033

SCHEDULE 18 : NON - RECURRING / EXTRAORDINARY ITEMS

Loss of discontinued ISP business		—	383,144	352,195

		—	383,144	352,195

     WIPRO LIMITED

SCHEDULE –19 SIGNIFICANT ACCOUNTING POLICIES

Accounting convention

The preparation of consolidated financial statements in conformity with Indian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses and disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

Basis of preparation of financial statements :-

The accompanying consolidated financial statements have been prepared in accordance with Accounting Standard 21 ‘Consolidated Financial Statements’ and Accounting Standard 23 ‘Accounting for Investments in Associates in Consolidated Financial Statements.

Principles of consolidation :-

The consolidated financial statements include the financial statements of Wipro and all of its subsidiaries, which are more than 50% owned and controlled and its affiliates where the Company holds more than 20% control. All material inter-company accounts and transactions are eliminated on consolidation. The company accounts for investments by the equity method where its investment in the voting stock gives it the ability to exercise significant influence over the investee.

Revenue recognition

•	Sales include applicable sales tax unless separately charged, export incentives, and are net of discounts.

•	Sales are recognized on despatch, except in the following cases:

–	Consignment sales are recognized on receipt of statement of account from the agent

–	Sales, which are subject to detailed acceptance tests, revenue is reckoned based on milestones for billing, as provided in the contracts

–	Revenue from software development services includes revenue from time and material and fixed price contracts. Revenue from time and material contracts are recognized as related services are performed. With reference to fixed price contracts revenue is recognized in accordance with percentage of completion method of accounting

•	Export incentives are accounted on accrual basis and include estimated realizable values/benefits from special import licenses and Advance licenses.

•	Agency commission is accrued on shipment of consignment by principal.

•	Maintenance revenue is considered on acceptance of the contract and is accrued over the period of the contract.

•	Other income is recognized on accrual basis.

Fixed Assets and Depreciation

Fixed assets are stated at historical cost less depreciation.

Interest on borrowed money allocated to and utilized for fixed assets, pertaining to the period up to the date of capitalization is capitalized. Assets acquired on hire purchase are capitalized at the gross value and interest thereon is charged to Profit and Loss account. Renewals and replacement are either capitalized or charged to revenue as appropriate, depending upon their nature and long-term utility.

In respect of leased assets, lease rentals payable during the year is charged to Profit and Loss account.

Depreciation is provided on straight line method at rates specified in Schedule XIV to the Companies Act, 1956, except on computers, furniture and fixture, office equipment, electrical installations (other than those at factories) and vehicles for which commercial rates are applied. In Wipro Inc, Enthink Inc and Wipro Japan KK depreciation is provided on Written Down Value method.

Intangible Assets

Intangible assets are stated at cost less accumulated amortization. Intangible assets are amortized over their estimated useful life ranging between 5 years to 20 years.

Investments

Long term Investments are stated at cost and short term investments are valued at lower of cost and net realizable value. Diminution in value is provided for where the management is of the opinion that the diminution is of permanent nature.

Inventories

Finished goods are valued at cost or net realizable value, whichever is lower. Other inventories are valued at cost less provision for obsolescence. Indigenously developed software products are valued at cost, which reflects their remaining economic life. Small value tools and consumables are charged to consumption on purchase. Cost is computed on weighted average basis.

Provision for retirement benefits

For employees covered under group gratuity scheme of LIC, gratuity charged to Profit and Loss account is on the basis of premium demanded by LIC. Provision for gratuity (for certain category of employees) and leave benefit for employee’s is determined as per actuarial valuation at the year-end. Defined contributions for provident fund and pension are charged to the Profit and Loss account based on contributions made in terms of applicable schemes, after netting off the amounts rendered surplus on account of employees separated from the Company.

Deferred Tax

Tax expenses charged to Profit and Loss account is after considering deferred tax impact for the timing difference between accounting income and tax income. Deferred tax assets are recognized when there is a reasonable certainty that they will be realized. Deferred tax asset relating to unabsorbed business losses are recognized when there is a virtual certainty that there will be sufficient taxable profits to utilize them.

Foreign currency transactions

Foreign currency transactions are recorded at the spot rate at the beginning of the concerned month. Period-end balances of foreign currency assets and liabilities are restated at the closing rate / forward contract rate, as applicable. Resultant differences in respect of liabilities relating to acquisition of fixed assets are capitalized. Other differences on restatement or payment are adjusted to revenue account.

Forward premium in respect of forward exchange contracts are recognized over the life of the contract, except that premium relating to foreign currency loans for the acquisition of fixed assets are capitalized.

In respect of non-integral operations assets and liabilities are translated at the exchange rate prevailing at the date of the balance sheet. The items in the profit & loss account are translated at the average exchange rate during the period. The differences arising out of the translation are included in translation reserve.

Research and Development

Revenue expenditure on research and development is charged to Profit and Loss account and capital expenditure is shown as addition to fixed assets.

NOTES TO ACCOUNTS
(All figures are reported in rupees thousands, except data relating to share or unless stated otherwise)

1.	Goodwill arising on account of acquisition of subsidiaries and affiliates is not being amortized. Goodwill in the balance sheet represents goodwill arising on acquisition of the following:

(Rs. in ‘000s)

Wipro Fluid Power Limited	18,271
Wipro Spectramind e Services Private Limited	3,748,350
Wipro Healthcare IT Limited	175,012
Global energy practice of AMS Inc.	995,750
Wipro Nervewire	387,048

Total	5,324,431

2.	In May 2003, company acquired Nervewire Inc. a Massachusetts based business and IT consulting company, serving customers in the financial services sector, for a consideration of Rs. 791,038. In addition to that, at the time of acquisition the company has decided to restructure certain lease agreement entered into by Nervewire and in the process has made a provision for the estimated liability of Rs. 86,953. The amount of this liability is also considered in cost of acquisition.

3.	In April 2003, the company acquired Glucovita brand from Hindustan Lever Limited at a cost of Rs. 26,690, and also paid further Rs. 25,000 for non-compete agreement. Based on the performance of various other established brands in the market of similar products, the company estimates that the useful life of the brand is 20 years and the cost of the brand is accordingly amortized over 20 years. Payment for non-compete agreement is amortized over the period of agreement.

4.	The company has a 49% equity interest in Wipro GE Medical Systems Limited (WGE), a joint venture with General Electric, USA. The joint venture agreement provides specific rights to the joint venture partners. The rights conferred to Wipro are primarily protective in nature. Therefore, WGE is not considered as a joint venture and consolidation of financial statements are carried out as per equity method in terms of Accounting Standard 23 “Accounting for Investments in Associates in Consolidated Financial statements”.

Investments in WeP Peripherals have been accounted for by equity method.

5.	In June 2003, Wipro Spectramind e Services Limited allotted 3,157,372 shares to its employees on the exercise of their right under employee stock options. On account of this, the ownership of Wipro Spectramind by the company stand reduced to 95% from earlier 100%. As the exercise price paid was higher than their proportionate share in the net assets of Wipro Spectramind, the excess of Rs. 27,343 has been adjusted from the Goodwill on consolidation.

6.	The company has re-estimated the economic life of moulds and dies to a lesser period and consequent to that with effect from 1st April 2003 moulds and dies are being depreciated at 25% instead of 11.31% followed hitherto. On account of the change in depreciation rate, profit for the period is lower by Rs. 4,413.

7.	The break-up of net deferred tax asset is given below:

	(Rs. In 000s)

	September 30, 2003	September 30,2002	March 31, 2003

Deferred tax assets:
Allowance for doubtful debts	87,070	81,037	87,070
Property plant and equipment	74,272	97,867	74,272
Employee stock incentive plan	38,902	61,695	38,902
Accrued expenses	103,133	43,877	103,133
Business losses carried forward	162,532	156,133	162,532

	465,909	440,609	465,909

8.	Provision for taxation comprises of following:

(i)	Rs. 307,357 (2003: 556,117; 2002: Rs. 215,098) in respect of foreign taxes

(ii)	Rs. 284,800 (2003: 627,899; 2002: 237,979) in respect of Indian Income Tax, net of tax benefit from discontinued business of Rs. Nil (2003: 156,236; 2002: 156,235) and write back of earlier years tax of Rs. 12,830 (2003: 200,850; 2002: Rs. 64,000).

(iii)	Rs. Nil (2003: 2,500; 2002: Rs. 750) in respect of Wealth Tax.

9.	The details of subsidiaries and affiliates are as follows -

			Country of Incorporation	% Holding
a	)	Name of the subsidiary
		Wipro Fluid Power Limited	India		98%
		Wipro Inc	USA		100%
		Enthink Inc	USA		- *
		Wipro Spectramind Inc	Bermuda		100%
		Wipro Japan KK	Japan		100%
		Wipro Prosper Limited	India		100%
		Wipro Trademarks holding Limited	India		100%
		Wipro Travel services Limited	India		100%
		Wipro Healthcare IT Limited	India		100%
		Wipro Spectramind eServices Limited	India		95%
		Wipro Technology Inc.	USA		- *
		Wipro Holdings Mauritius Limited	Mauritius		100%
		Wipro Holdings UK Limited	UK		- #
		Wipro Technology UK Limited	UK		- @
		Wipro Nervewire Inc	USA		100%
b	)	Wipro Equity Reward Trust	India	Fully controlled tru	st
c	)	Name of the affiliate
		Wipro GE Medical Systems Limited	India		49%
		WeP Peripherals Limited	India		40%

* Fully owned by Wipro Inc.

# Fully owned by Wipro Holdings Mauritius Limited

@ Fully owned by Wipro Holdings UK Limited

10.	Diluted EPS is calculated based on treasury stock method for ESOP outstanding.

11.	Provision for retirement benefits are made on the estimated basis in the interim financial statement and acturial valuation is carried out at the year-end.

12.	Corresponding figures for previous periods presented have been regrouped, where necessary, to confirm to this period classification. Current period figures are not comparable with the previous period figures on account of acquisition of various business / subsidiaries in last one year i.e., Wipro Spectramind services Limited (BPO business) with effect from July 2002; Wipro Healthcare IT Limited with effect from August 2002; AMS Global energy business with effect from January 2002 and Wipro Nerve wire (IT consulting business) with effect from May 2003.

WIPRO LIMITED

CASH FLOW STATEMENT

	(Rs. In 000s)

	Six months ended September 30,		Year ended March 31,

	2003	2002	2003

Cash flows from operating activities:
Profit before tax from continuing operations	5,017,336	4,885,606	10,317,484
Adjustments to reconcile Net profit before tax and non recurring items to net cash provided by operating activities:		—
Depreciation and amortization	882,908	655,577	1,568,487
Foreign currency translation gains	(90,323)	(243,035)	(297,085)
Retirement benefits provision	171,431	44,291	112,773
Others	—	—	—
Interest on borrowings	11,378	13,962	30,245
Dividend / interest	(355,584)	(321,101)	(633,398)
Loss / (Gain) on sale of property, plant and equipment	6,220	(2,819)	6,470
Operating cash flow before changes in working capital	5,643,365	5,032,481	11,104,976
Trade and other receivable	(692,444)	(691,259)	(1,919,285)
Loans and advances	(107,235)	(371,871)	(729,342)
Inventories	(231,382)	36,952	(75,927)
Trade and other payables	752,646	156,964	803,940

Net cash provided by operations	5,364,949	4,163,267	9,184,362
Direct taxes paid	(527,077)	(782,251)	(1,848,699)

Net cash provided by continuing operations	4,837,872	3,381,016	7,335,663

Net cash provided by discontinuing operations	—	45,071	27,284

Net cash provided by operations	4,837,872	3,426,087	7,362,947

Cash flows from investing activities:
Expenditure on property, plant and equipment (including advances)	(1,870,956)	(959,863)	(2,523,048)
Proceeds from sale of property, plant and equipment	67,361	46,658	103,530
Purchase of investments	(11,550,394)	(7,660,923)	(41,182,961)
Inter Corporate deposits placed / matured	260,392	1,459,216	1,779,288
Certificate of Deposits with foreign banks	2,463,056	3,970,187	2,824,163
Sale / maturities on Investments	4,136,068	5,019,220	37,904,824
Payment for acquisition, net of cash acquired	(465,267)	(3,947,117)	(5,484,793)
Divided received	342,940	69,737	75,560
Interest received (net)	6,209	300,364	169,918

Net cash used in investing activities	(6,610,591)	(1,708,521)	(6,333,519)

Cash flows from financing activities:
Proceeds from exercise of Stock Option Plan grants	3,414	33,194	106,809
Share application money pending allotment	(1,222)	4,117	(1,177)
Proceeds from issuance of common stock by subsidiary	99,305
Dividends paid	(262,361)	—	(232,466)
Proceeds from issuance / (repayment) of borrowings	(72,003)	241,915	275,576

Net cash provided by/(used in) financing activities	(232,867)	279,226	148,742

Net increase/ (decrease) in cash and cash equivalents during the year	(2,005,586)	1,996,792	1,178,170
Cash and cash equivalents at the beginning of the period	4,210,079	3,031,909	3,031,909
Effect of translation on cash balance	(6,001)

Cash and cash equivalents at the end of the period	2,198,493	5,028,701	4,210,079

Notes:

Figures for previous periods presented, have been regrouped wherever necessary, to confirm to this period classification.

For and on behalf of the Board of Directors

Azim Hasham Premji	N. Vaghul	P. M. Sinha
Chairman and Managing Director	Director	Director

Suresh C. Senapaty	V. Ramachandran
Corporate Executive	Company Secretary
Vice President - Finance
Bangalore, October 17, 2003

WIPRO LIMITED

AUDITOR’S CERTIFICATE

We have examined the above cash flow statement of Wipro Limited – consolidated for the period ended September 30, 2003. This statement is based on and in agreement with the corresponding Profit and Loss Account and Balance Sheet of the Company for the period ended September 30, 2003, covered by our report of even dated.

For N M Raiji & Co.,

Chartered Accountants

J M Gandhi
Partner

Mumbai, October 17, 2003